                                                                   EXHIBIT 10.20

 AMENDMENT NO. 3 TO THE SIXTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


              This AMENDMENT No. 3 TO THE SIXTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "AGREEMENT") is entered into this 21st day of March, 2001 by and among FLEET CAPITAL CORPORATION, as Administrative Agent, The CIT GROUP/BUSINESS CREDIT, INC., as Co-Administrative Agent, the syndicate of lenders identified as the Tranche A Lenders in the Loan Agreement referred to below (the "TRANCHE A LENDERS"), FLEET RETAIL FINANCE INC. (together with Fleet Capital Corporation, the "Collateral Agent"), BACK BAY CAPITAL FUNDING, LLC (the "TRANCHE B LENDER"), ENHANCED RETAIL FUNDING, LLC, and GOLDMAN SACHS CREDIT PARTNERS L.P. (collectively, the "TRANCHE C LENDER") (the Tranche A Lenders, the Tranche B Lender and the Tranche C Lender, being collectively, the "LENDERS"), and RESTORATION HARDWARE, INC. (the "LEAD BORROWER" and a "BORROWER"), and THE MICHAELS FURNITURE COMPANY, INC. (a "BORROWER" or "MICHAELS" and, together with the Lead Borrower, the "BORROWERS") (each, a "PARTY" and, collectively, the "PARTIES"), and is made with reference to the following facts:


                                    RECITALS

              A. WHEREAS, Borrowers, the Administrative Agent, Co-Administrative Agent, Collateral Agent, Tranche A Lenders, Tranche B Lender, Tranche C Lenders and Clyde Street Investments, LLC (as assignee of Goldman Sachs Credit Partners
LP) have previously entered into that certain Sixth Amended and Restated Loan and Security Agreement dated as of September 27, 2000 (as amended, modified or supplemented from time to time, the "LOAN AGREEMENT") and various agreements and instruments collateral thereto (collectively with the Loan Agreement, the "LOAN DOCUMENTS"). The Parties also entered into that certain Limited Extension Agreement and Amendment No. 1 to the Sixth Amended and Restated Loan and Security Agreement, dated as of February 3, 2001 ("AMENDMENT NO. 1"), and that certain Amendment No. 2 to the Sixth Amended and Restated Loan and Security Agreement, dated as of March 2, 2001 ("AMENDMENT NO. 2"). Pursuant to the terms of the Loan Agreement, the signature of Clyde Street Investments, LLC is not required for any action or agreement under this Agreement which requires Tranche C Consent or any other consent involving the Tranche C Lenders. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Documents.

              B. WHEREAS, the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders desire to amend the Loan Agreement on the terms and subject to the conditions of this Agreement.

              NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                          AMENDMENTS TO LOAN AGREEMENT

              1.1 Article I of the Loan Agreement is hereby amended to add the following definitions:

              "AFFECTED STORES": Defined in Section 4.6(e)(ii)(A).

              "CANADIAN ASSETS": The presently existing or hereafter arising assets of the Guarantor.

              "CANADIAN INVENTORY": The Inventory of the Guarantor.

              "COMMON STOCK": The Lead Borrower's common stock.

              "CREDIT CARD RECEIVABLES": Accounts due on a non-recourse basis from major credit card processors.

              "ELIGIBLE CREDIT CARD RECEIVABLES": Credit Card Receivables (which, if due on account of a private label credit card program, are deemed in the discretion of the Collateral Agent to be eligible) which accounts have been outstanding for no more than four (4) Business Days, which are subject to agreements with the applicable credit card clearinghouse satisfying the terms and conditions of Section 7.2(b) and otherwise are satisfactory in form and substance to the Collateral Agent and as to which the Collateral Agent has a perfected security interest that is prior and superior to all claims and all Encumbrances, (other than Permitted Encumbrances, subject to the Collateral Agent's right to establish Reserves therefor).

              "EQUITY TRANSACTION": The transaction on substantially the terms described in the "Proposed Terms and Conditions: Preferred Stock" annexed hereto as Exhibit 1.1, or on terms more favorable to the Lead Borrower.

              "FIRST AMENDMENT": That certain Limited Extension Agreement and Amendment No. 1 to the Sixth Amended and Restated Loan and Security Agreement, dated as of February 3, 2001.

              "FISCAL YEAR 2002": Defined in Section 5.12(d).

              "NET AVAILABILITY": Availability less amounts needed to bring trade payables, accrued expenses, and rents within normal terms (excluding those amounts for which a bona fide dispute exists in the ordinary course of business), in each case as determined by the Collateral Agent in its discretion, as set forth in Section 2.19 of the Loan Agreement; provided that, in so exercising its discretion: (i) during the period between January 26 and July 31, inclusive, of each year, the Collateral Agent's determination of what constitutes normal terms for trade payables shall be at least fifty (50) days from the invoice date in the aggregate for outstanding trade payables; and (ii) during the period between August 1 and January 25, inclusive, of each year, the Collateral Agent's determination of what constitutes normal terms for trade payables shall be at least sixty-five (65) days from the invoice date in the aggregate for outstanding trade payables."

              "PALLADIN": The Palladin Capital Group, Inc.

              "PREFERRED STOCK": Defined in the "Proposed Terms and Conditions:
Preferred Stock" annexed hereto as Exhibit 1.1.

              "RELOCATION SALES": The Lead Borrower's liquidation, through sales, of the Inventory and Equipment located at its Stores that it may close as provided in Section 4.6(e), as well as associated or otherwise excess Inventory located in related Warehouses.

              "REPLACEMENT TENANT": The entity that has been identified to the Lenders as desiring to lease certain retail Store premises presently leased to the Lead Borrower.

              "REPLACEMENT TENANT AGREEMENT": The "Agreement for Termination of Leases" providing for the closure of up to 9 stores, into which the Lead Borrower expects to enter with the Replacement Tenant, in substantially the form of the agreement that has been previously disclosed to the Lenders.

              "RESERVOIR": Reservoir Capital Group, Inc.

              "RESTRUCTURING FEE": Defined in the Third Amendment.

              "SECOND AMENDMENT": That certain Amendment No. 2 to the Sixth Amended and Restated Loan and Security Agreement, dated as of March 2, 2001.

              "SERIES A PREFERRED STOCK": Defined in the Proposed Terms and
Conditions: Preferred Stock annexed hereto as Exhibit 1.1.

              "SERIES B PREFERRED STOCK": Defined in the Proposed Terms and
Conditions: Preferred Stock annexed hereto as Exhibit 1.1.

              "THIRD AMENDMENT": That certain Amendment No. 3 to the Sixth Amended and Restated Loan Agreement, dated as of March 21, 2001.

              "THIRD AMENDMENT DATE": March 21, 2001.

              1.2 Article I of the Loan Agreement is hereby further amended by deleting the definitions of the terms "Appraised Inventory Liquidation Value", "Eligible Inventory", "Fiscal Year 2000", "Fiscal Year 2001", "Inventory Advance Rate", "Inventory Appraisal Cap", "Overall Inventory Advance Rate", "Overall Inventory Appraisal Cap", "Receivables Advance Rate", "Tranche A Ceiling", "Tranche A Dollar Commitment", "Tranche B Senior Collateral", "Tranche C Maturity Date", "Tranche C Senior Collateral", and inserting the following in lieu thereof:

              "APPRAISED INVENTORY LIQUIDATION VALUE": The product of (a) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrowers' and Guarantor's Inventory obtained by the Collateral Agent, to reflect the appraiser's estimate of the net realization on the Liquidation of the Cost of the Borrowers' and Guarantor's Inventory.

              "ELIGIBLE INVENTORY": All of the following: Such of Borrowers' and Guarantor's Inventory at such locations, and of such types, character, qualities and quantities, as the Collateral Agent in its reasonable discretion from time to time determines to be acceptable Collateral for Borrowing Base purposes (it being understood that Inventory of the same type, character and quality as that held by the Lead Borrower as of the Third Amendment Date will be acceptable for Borrowing Base purposes), as to which the Collateral Agent has a perfected security interest that is prior and superior to all claims and all Encumbrances (other than Permitted Encumbrances, subject to the Collateral Agent's right to establish Reserves therefor). Notwithstanding the foregoing, Michaels' supply and label Inventory shall not be Eligible Inventory.

              "FISCAL YEAR 2000": The Borrowers' fiscal year that began on January 30, 2000 and ended on February 3, 2001.

              "FISCAL YEAR 2001": Defined in Section 5.12(d).

              "INVENTORY ADVANCE RATE": The following percentages during the periods indicated in the chart below:

---------------------------------------------------------------
                                    Lead
                                   Borrower     Guarantor
           Period                 Percentage   Percentage
---------------------------------------------------------------
December 25th -- July 31st            68%         61.2%
---------------------------------------------------------------
August 1st -- December 24th           72%         64.8%
---------------------------------------------------------------

              "INVENTORY APPRAISAL CAP": (i) Eighty-Five Percent (85%) of the Appraised Inventory Liquidation Value for Inventory of the Lead Borrower, plus
(ii) Seventy-Six and One-Half Percent (76.5%) of the Appraised Inventory Liquidation Value for Inventory of the Guarantor.

              "OVERALL INVENTORY ADVANCE RATE": The following percentages during the periods indicated in the chart below:


---------------------------------------------------------------
                                     Lead
                                    Borrower     Guarantor
           Period                  Percentage   Percentage
---------------------------------------------------------------
December 25th -- February 15th        68%         61.2%
---------------------------------------------------------------
February 16th -- April 15th           72%         64.8%
---------------------------------------------------------------
April 16th -- July 31st               74%         66.6%
---------------------------------------------------------------
August 1st -- December 24th           76%         68.4%
---------------------------------------------------------------

              "OVERALL INVENTORY APPRAISAL CAP": (i) Ninety-Two Percent (92%) of the Appraised Inventory Liquidation Value for Inventory of the Lead Borrower, plus (ii) Eighty-Two and Eight-Tenths Percent (82.8%) of the Appraised Inventory Liquidation Value for Inventory of the Guarantor.

              "RECEIVABLES ADVANCE RATE": (i) In the case of Eligible Receivables of Michaels, Eighty-Five Percent (85%); and (ii) in the case of Eligible Credit Card Receivables of the Lead Borrower and the Guarantor, Seventy-Five Percent (75%).

              "TRANCHE A CEILING": The aggregate amount of the Tranche A commitment of all Tranche A Lenders, which shall equal Eighty Million Dollars ($80,000,000).

              "TRANCHE A DOLLAR COMMITMENT": As set forth on Exhibit 2.24(a) annexed hereto (as such amounts may change in accordance with the provisions of this Agreement). The aggregate of Tranche A Dollar Commitments shall not exceed Eighty Million Dollars ($80,000,000).

              "TRANCHE B SENIOR COLLATERAL": (i) Equipment and Fixtures located at the Lead Borrower's and Guarantor's Warehouses; (ii) each item of Collateral now or hereafter owned by Michaels (other than Accounts and Inventory, and all products, Proceeds, substitutions and accessions of or to any of the foregoing), wherever located, and all products, Proceeds, substitutions and accessions of or to any of the foregoing; and (iii) all the capital stock of Michaels, which shall be pledged to the Collateral Agent pursuant to the Michaels Pledge.

              "TRANCHE C MATURITY DATE": January 31, 2002.

              "TRANCHE C SENIOR COLLATERAL": Equipment located at the Borrowers' and Guarantor's Stores.

              1.3 The definition of "AVAILABILITY RESERVES" contained in Article I of the Loan Agreement is amended by adding the following at the end thereof:

              "(viii) Additional reserves related to matters particular to Canadian Assets, including, without limitation, ad valorem taxes."

              1.4 The definition of "CHANGE IN CONTROL" contained in Article I of the Loan Agreement is hereby amended by deleting subparagraph (e) in its entirety.

              1.5 The definition of "CHANGE IN CONTROL" contained in Article I of the Loan Agreement is further amended:

              (a) By deleting from subsection (c), the phrase "20%" and replacing it with "40%" and by adding at the end of subsection (c), prior to the word "or", the phrase: "other than Palladin, Reservoir or Gary Friedman;";

              (b) By deleting subsection (d) in its entirety and inserting in lieu thereof the following:

                     "(d) Directors who served as directors of the Lead Borrower on June 1, 2001 (the "INCUMBENT BOARD"), cease for any reason to constitute at least a majority of the Board of Directors of the Lead Borrower; provided that any individual nominated by Palladin or Reservoir to fill a seat held by a prior nominee of Palladin or Reservoir shall be considered to be a member of the Incumbent Board."; and

              (c) By adding at the end of this definition the following:

                     "Notwithstanding anything herein to the contrary, consummation of the Equity Transaction, including (without limitation) the: (i) sale of the Series A and Series B Preferred Stock of Lead Borrower to Palladin, Reservoir and Gary Friedman, (ii) the conversion of Series B Preferred Stock of the Lead Borrower into Series A Preferred Stock of the Lead Borrower, (iii) the conversion of Series A Preferred Stock of the Lead Borrower into Common Stock, and (iv) the Sale of Common Stock to Gary Friedman, shall not constitute a Change in Control."

              1.6 The definition of "TRANCHE C FEES" contained in Article I of the Loan Agreement is hereby amended by deleting the phrases "Tranche C Anniversary Fee" and "Tranche C Early Termination Fee" from this definition.

              1.7 The definition of "INVENTORY RESERVES" contained in Article I of the Loan Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

                     "Such Reserves as may be established from time to time by the Collateral Agent in the Collateral Agent's reasonable discretion (pursuant to Section 2.1(g) hereof) with respect to the determination of the saleability, at liquidation, of the Eligible Inventory or which reflect such other factors as affect the liquidation value of the Eligible Inventory."

              1.8 Article I of the Loan Agreement is hereby further amended to delete the following definitions in their entirety: "Prepaid Inventory Cap"; and "Actual/Projected EBITDA Percentage".

              1.9 Section 2.1(f) of the Loan Agreement is hereby amended to read in full as follows:

              "(f) As used herein, "BORROWING BASE" refers at any time to the least of 2.1(f)(i), 2.1(f)(ii) or 2.1(f)(iii), where

                     (i)    the Tranche A Ceiling plus the Tranche B Ceiling.

                     (ii)   the result of the following:

                            (A) The Cost of Eligible Inventory (excluding Eligible L/C Inventory) of the Lead Borrower (net of Inventory Reserves) multiplied by the applicable Inventory Advance Rate, not to exceed the applicable Inventory Appraisal Cap.

                                   plus

                            (B) The Cost of Eligible L/C Inventory of the Lead Borrower (net of Inventory Reserves) multiplied by the applicable Inventory Advance Rate.

                                   plus

                            (C) The Cost of Eligible Inventory (excluding Eligible L/C Inventory) of the Guarantor (net of Inventory Reserves) multiplied by the applicable Inventory Advance Rate, not to exceed the applicable Inventory Appraisal Cap, which, together with the result of subsection 2.1(f)(ii)(D), shall not exceed $1,500,000.00.

                                   plus

                            (D) The Cost of Eligible L/C Inventory of the Guarantor (net of Inventory Reserves) multiplied by the applicable Inventory Advance Rate, which, together with the result of subsection 2.1(f)(ii)(C), shall not exceed $1,500,000.00.

                                   plus

                            (E) The product of the Cost of Eligible Inventory of Michaels (net of Inventory Reserves) multiplied by 25%, which, together with the result of Subsection 2.1(f)(ii)(E) shall not exceed $2,000,000.00.

                                   plus

                            (F) The product of the face amount of Eligible Receivables of Michaels (net of Receivables Reserves) multiplied by the applicable Receivables Advance Rate, which, together with the result of subsection 2.1(f)(ii)(E), shall not exceed $2,000,000.00.

                                   plus

                            (G) The product of the face amount of Eligible Credit Card Receivables of the Lead Borrower (net of Receivables Reserves) multiplied by the applicable Receivables Advance Rate, which, together with the result of subsection 2.1(f)(ii)(H), shall not exceed $5,000,000.00.

                                   plus

                            (H) The product of the face amount of Eligible Credit Card Receivables of the Guarantor (net of Receivables Reserves) multiplied by the applicable Receivables Advance Rate, which, together with the results of subsection 2.1(f)(ii)(G), shall not exceed $5,000,000.00.

                                   minus

                            (I)    The then aggregate of the Availability
                                   Reserves.

                     (iii) the result of the following:

                            (A) The Cost of Eligible Inventory (excluding Eligible L/C Inventory) of the Lead Borrower (net of Inventory Reserves) multiplied by the applicable Overall Inventory Advance Rate, not to exceed the applicable Overall Inventory Appraisal Cap.

                                   plus

                            (B) The Cost of Eligible L/C Inventory of the Lead Borrower (net of Inventory Reserves) multiplied by the applicable Overall Inventory Advance Rate.

                                   plus

                            (C) The Cost of Eligible Inventory (excluding Eligible L/C Inventory) of the Guarantor (net of Inventory Reserves) multiplied by the applicable Overall Inventory Advance Rate, not to exceed the applicable Overall Inventory Appraisal Cap, which, together with the result of subsection 2.1(f)(ii)(D), shall not exceed $1,500,000.00 plus

                            (D) The Cost of Eligible L/C Inventory of the Guarantor (net of Inventory Reserves) multiplied by the applicable Overall Inventory Advance Rate, which, together with the result of subsection 2.1(f)(iii)(C), shall not exceed $1,500,000.00.

                                   plus

                            (E) The product of the Cost of Eligible Inventory of Michaels (net of Inventory Reserves) multiplied by 25%, which, together with the result of subsection 2.1(f)(iii)(F), shall not exceed $2,000,000.00.

                                   plus

                            (F) The product of the face amount of Eligible Receivables of Michaels (net of Receivables Reserves) multiplied by the applicable Receivables Advance Rate, which, together with the result of subsection 2.1(f)(iii)(E), shall not exceed $2,000,000.00.

                                   plus

                            (G) The product of the face amount of Eligible Credit Card Receivables of the Lead Borrower (net of Receivables Reserves) multiplied by the applicable Receivables Advance Rate, which, together with the results of subsection 2.1(f)(iii)(H), shall not exceed $5,000,000.00.

                                   plus

                            (H) The product of the face amount of Eligible Credit Card Receivables of the Guarantor (net of Receivables Reserves) multiplied by the applicable Receivables Advance Rate, which, together with the result of subsection 2.1(f)(iii)(G), shall not exceed $5,000,000.00.

                                   minus

                            (I)    The then aggregate of the Availability
                                   Reserves.

                                   minus

                            (J) The unpaid principal balance of the all outstanding Tranche B Loans and all accrued and unpaid Tranche B Deferred Interest."

              1.10 Section 2.1(g) of the Loan Agreement is hereby amended to read in full as follows:

                     "(g) (i) The Collateral Agent reserves the right to increase or to establish additional Inventory Reserves upon one (1) Business Day's written notice to the Lead Borrower. If the Lead Borrower desires to challenge an increased or additional Inventory Reserve, it may request the Collateral Agent to obtain an updated Inventory appraisal (conducted at Borrowers' expense) by providing a written request to the Collateral Agent within two (2) Business Days of the notice by the Collateral Agent of the increased or additional Inventory Reserve. The Collateral Agent shall instruct the appraisal firm to conduct an appraisal diligently, with a target completion of no more than two weeks. The Collateral Agent will make appropriate adjustments (if any) in the Inventory Reserves based on such updated Inventory appraisal. Notwithstanding the foregoing, all increased or additional Inventory Reserves will be binding pending completion of the updated appraisal.

                            (ii) Any Event of Default that directly results from
              the imposition of increased or additional Inventory Reserves pursuant to subsection 2.1(g)(i) above shall be deemed cured in the event such Event of Default would not have existed based upon the adjusted Inventory Reserves based upon the results of the updated appraisal.

                            (iii) Any appraisals obtained pursuant to subsection
              2.1(g)(i) shall be in addition to appraisals obtained by the Collateral Agent pursuant to Section 5.10(c)."

              1.11 Section 2.10(d) of the Loan Agreement is hereby amended to read in full as follows:

                     "(d) The Borrowers may repay the principal balance of the Tranche B Loan, in full, pursuant to Section 2.10(j) below. Any amounts prepaid on account of the Tranche B Loan may not be reborrowed."

              1.12 Section 2.10(g) of the Loan Agreement is hereby amended by
(i) twice striking the phrase "Tranche C Obligations" contained in the first sentence thereof and twice replacing it with the phrase "Tranche C Debt", (ii) striking the phrase "holder of the Warrants after the Tranche C Termination Date" contained in the second sentence thereof and replacing it with "holder of the Warrants after June 30, 2003," and (iii) striking the phrase "the Tranche C Termination Date" contained in the third sentence thereof and replacing it with "June 30, 2003."

              1.13 Section 2.10(j) of the Loan Agreement is hereby amended to read in full as follows:

              "(j) The balance of the Tranche B Debt may be prepaid in full, but not in part, at any time prior to the Tranche B Maturity Date, following indefeasible payment in full of the Tranche C Debt, as follows:

                     (i) With the net proceeds of the sale of equity securities, the issuance of which is otherwise permitted in this Agreement.

                     (ii)   With the net proceeds of Permitted SubDebt.

                     (iii) After January 25, 2002, with the proceeds of advances under the Loan Account, provided that:

                            (a) If such prepayment occurs at any time from January 26, 2002 through April 28, 2002, there will exist at least $10,000,000.00 of Net Availability, after giving effect to such prepayment;

                            (b) If such prepayment occurs at any time on or after April 29, 2002, there will exist Net Availability of at least One Hundred Twenty-Five Percent (125%) of the then applicable minimum Net Availability requirement set forth in Section 5.12(a), after giving effect to such prepayment; and

                            (c) No Suspension Event is then extant and no Event of Default shall have occurred or will occur by reason of the making of such repayment and an Authorized Officer of the Lead Borrower provides a Certificate to the Administrative Agent so certifying."

              1.14 Section 2.10(k) of the Loan Agreement is hereby amended as follows:

              (a) Subsection 2.10(k)(i) of the Loan Agreement is hereby amended by adding the following words at the end thereof: "; provided, however, that, simultaneously with the effectiveness of the Third Amendment, the Borrower shall only be required to use net proceeds of the Equity Transaction in an aggregate amount equal to $2,000,000 to prepay the Tranche C Loans."

              (b) Subsection 2.10(k)(iii) of the Loan Agreement is hereby amended to read as follows:

                     "(iii) May be prepaid with proceeds of advances under the
                            Loan Account, provided that, each of the following conditions is met:

                            (A) Such repayment is not less than $250,000.00 or an integer multiple of $100,000.00.

                            (B)    There will exist Net Availability,
                                   immediately following the making of such payment, sufficient to satisfy the minimum Net Availability requirement set forth in
                                   Section 5.12(a).

                            (C) No Suspension Event is then extant and no Event of Default shall have occurred or will occur by reason of making such repayment, and an Authorized Officer of the Lead Borrower provides a Certificate to the Administrative Agent so certifying."

              1.15 Section 2.10(l)(iii) of the Loan Agreement is hereby amended to read as follows:

                     "(iii) With advances under the Loan Account, providing that
                            (A) each of the conditions set forth in Section 2.10(k)(iii)(B) and 2.10(k)(iii)(C) is satisfied."

              1.16 Section 2.10(m) of the Loan Agreement is amended by deleting the phrase "the Tranche C Termination Date" and replacing it with "June 30, 2003."

              1.17 Section 2.10(m)(iii) of the Loan Agreement is hereby amended to read as follows:

                     "(iii) With advances under the Loan Account, providing that each of the conditions set forth in Section
                            2.10(k)(iii)(B) and 2.10(k)(iii)(C) is satisfied."

              1.18 The Margin Pricing Grid set forth in Section 2.11(a)(vi) of the Loan Agreement is hereby amended to read in full as follows:



-----------------------------------------------------------------------
             Actual EBITDA for the Prior      Index       Base
             Twelve Months                    Margin      Margin
-----------------------------------------------------------------------
Tier I       >$20,000,000                      2.25%       1.00%
-----------------------------------------------------------------------
Tier II      >$17,500,000 < = $20,000,000      2.50%       1.00%
-----------------------------------------------------------------------
Tier III     >$15,000,000 < = $17,500,000      2.75%       1.25%
-----------------------------------------------------------------------
Tier IV      >$12,500,000 < = $15,000,000      3.00%       1.50%
-----------------------------------------------------------------------
Tier V       >$10,000,000 <= $12,500,000       3.25%       1.75%
-----------------------------------------------------------------------
Tier VI      < = $10,000,000                   3.50%       2.00%
-----------------------------------------------------------------------


              1.19 Section 2.11(a)(vi) of the Loan Agreement is hereby amended so that the text following the Margin Pricing Grid reads in full as follows:

                     "In calculating EBITDA for the prior twelve months for purposes of the Margin Pricing Grid, (i) EBITDA shall include, in the sole and complete discretion of the Administrative Agent, one-time non-cash additions that are not offset by future cash charges, and (ii) to the extent deducted in the computation of earnings, EBITDA shall be increased by (x) the Restructuring Fee, and (y) up to $1,250,000.00 of one-time cash charges arising from, out of, or in connection with the Equity Transaction and transactions with related investors, in connection with the First Amendment, Second Amendment and Third Amendment (without duplication of the Restructuring Fee) and in connection with Store closings permitted by Section 4.06(e)(ii). The interest rate shall be adjusted based on the Borrowers' fiscal quarter-end financial statements, effective immediately upon such determination by the Administrative Agent, which shall be made promptly following receipt of such financial statements. Notwithstanding anything herein to the contrary, interest shall accrue at the rate set pursuant to Tier III of the foregoing Margin Pricing Grid through September 30, 2001."

              1.20 Section 2.13(d) of the Loan Agreement is hereby amended to read in full as follows:

                     "(d) The Borrowers shall not owe or pay the Tranche C Lenders the Tranche C Anniversary Fee provided for in the Tranche C Fee Letter (the "TRANCHE C ANNIVERSARY FEE") and the Tranche C Fee Letter is hereby amended to delete any obligation to pay the Tranche C Anniversary Fee."

              1.21 Section 2.17(a) of the Loan Agreement is hereby amended to read in full as follows:

                     "In the event that prior to the Tranche A Maturity Date either (i) all Tranche A Loans are repaid and the Tranche A Commitment cancelled, or (ii) the Tranche A Termination Date occurs, for any reason, then the Borrowers shall pay to the Administrative Agent, for the Pro Rata benefit of the Tranche A Lenders, a fee (the "TRANCHE A EARLY TERMINATION FEE") which shall equal (x) 0.5% of the Tranche A Ceiling if the event causing the Tranche A Early Termination Fee to become owing occurs on or prior to January 31, 2002, and (y) 0.25% of the Tranche A Ceiling if such event occurs subsequent to January 31, 2002."

              1.22 Section 2.17(b) of the Loan Agreement is hereby amended to read in full as follows:

                     "In the event that prior to the Tranche B Maturity Date, either (i) any or all Tranche B Loans are repaid, or (ii) the Tranche B Termination Date occurs, for any reason, then the Borrowers shall pay to the Tranche B Lender a fee equal to 0.50% of: (a) if clause (i) above applies, the amount of the Tranche B Loan that is prepaid; or (b) if clause (ii) above applies, the Tranche B Loan Ceiling in effect on the Third Amendment Date less the amount of the Tranche B Loan previously prepaid on account of which the Borrowers have paid the Tranche B Early Termination Fee (the "TRANCHE B EARLY TERMINATION FEE"). The Borrowers' obligation to pay the Tranche B Early Termination Fee set forth in this
       Section 2.17(b) shall supersede the Borrowers' obligation to pay any Tranche B Early Termination Fee pursuant to the Tranche B Fee Letter; and the Tranche B Fee Letter is amended to delete the paragraph labeled "(d) Early Termination Fee" set forth therein."

              1.23 Section 2.17(c) of the Loan Agreement is hereby amended to read in full as follows:

                     "(c) The Borrowers shall not owe or pay the Tranche C Lenders the Tranche C Early Termination Fee provided for in the Tranche C Fee Letter (the "TRANCHE C EARLY TERMINATION FEE") and the Tranche C Fee Letter is hereby amended to delete any obligation to pay the Tranche C Early Termination Fee."

              1.24 Section 2.19(b)(i) of the Loan Agreement is hereby amended by striking the word "Accounts" following the word "Eligible" and replacing it with the word "Receivables", then adding "Eligible Credit Card Receivables".

              1.25 Section 2.20(b)(i) of the Loan Agreement is hereby amended to read in full as follows:

                     "The aggregate Stated Amount of all L/C's then outstanding (giving effect to the L/C whose issuance is requested), does not exceed Twenty Million Dollars ($20,000,000)."

              1.26 Section 4.6(e)(i) of the Loan Agreement is hereby amended by adding the following phrase following the word "business":

              "or pursuant to subsection (ii) hereof,".

              1.27 Section 4.6(e)(ii) of the Loan Agreement is hereby amended to read in full as follows:

              "(ii) Commit to close any location at which the Borrowers maintain, offer for sale, or store any of the Collateral, provided, however that:

              (A) The Borrowers may close up to nine (9) Stores pursuant to the Replacement Tenant Agreement (the "AFFECTED STORES"); and

              (B) The Borrowers may close up to six (6) additional Stores during any fiscal year;

              (C) Provided further that all payments for termination of Store leases and all proceeds of Relocation Sales shall be paid directly to the Concentration Account, to be applied and distributed as set forth in Section 12.4(a) of the Loan Agreement; and

              (D) Provided further that the Lead Borrower shall provide to the Administrative Agent, the Co-Administrative Agent, and the Collateral Agents, weekly written updates, (delivered on Tuesday of each week for the prior week ended Saturday), segregated by location, of the Inventory and Equipment liquidation and the Relocation Sales, including detail concerning (a) the average mark-downs; (b) reconciliation of receipts; and (c) a report that compares actual results against the plan provided by the Lead Borrower pursuant to Section 4.6(e)(ii)(E) below; and

              (E) Provided further that the Lead Borrower shall provide to the Administrative Agent, the Co-Administrative Agent, and the Collateral Agents, written notice immediately upon the execution of any agreement to terminate a Lease, or upon the Lead Borrower's decision to close one or more Stores, including: (a) a summary detailing the key economic and timing provisions thereof; (b) an executed copy of any Lease termination agreement; (c) a weekly Store closing plan that includes: (i) the starting date of the Relocation Sales for the affected Store (which shall not be less than ten (10) days following delivery of the Store closing plan, except in the case of the first Store to be closed pursuant to the Replacement Tenant Agreement); (ii) a report showing Inventory at the affected Store, valued at Cost and Retail; (iii) projected weekly gross sales, net sales, markdowns, Gross Margin, and ending Inventory at Cost and Retail; (iv) any additions to Inventory (if applicable); (v) the ending date of the Relocation Sale; and

(vi) the plan for disposition of any remaining Inventory after completion of the Relocation Sale at that Affected Store.

              1.28 Section 4.8(b) of the Loan Agreement is hereby deleted in its entirety.

              1.29 Section 4.11 of the Loan Agreement is hereby amended by adding the following sentence after the word "determine":

              "Notwithstanding anything herein to the contrary, the Borrowers may terminate or assign Leases in connection with Store closings permitted by
Section 4.06(e)."

              1.30 Section 4.14(a) of the Loan Agreement is hereby amended by inserting the following phrase following the word "tear":

              ", sales of Inventory conducted through Relocation Sales."

              1.31 Section 4.14(b) of the Loan Agreement is hereby amended by inserting the following phrase following the word "Collateral":

              "(excepting Store closings permitted pursuant to Section 4.06(e) and Relocation Sales)".

              1.32 Section 4.14(d)(ii) of the Loan Agreement is hereby amended by deleting the word "and".

              1.33 Section 4.14(d)(iii) of the Loan Agreement is hereby amended by replacing the period with a semicolon followed by the word "and".

              1.34 Section 4.14(d) of the Loan Agreement is hereby further amended by adding the following as subparagraph (iv) thereof:

              "(iv) sales of Inventory conducted through Relocation Sales."

              1.35 Section 4.20(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

                     "(a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock other than (i) dividends paid solely in capital stock, (ii) dividends by Michaels to the Parent, (iii) dividends by the Guarantor to the Parent, and (iv) provided that no Suspension Event shall have occurred and is continuing, dividends paid in cash on the Series B Preferred Stock (that has not been converted) in an amount not to exceed the least of (x) taxes owed by the holders of the Series B Preferred Stock (that has not been converted) on account of accrued dividends on such stock, (y) $500,000 during any consecutive six month period, and (z) $1,000,000 during any consecutive twelve month period."

              1.36 Section 4.21(b) of the Loan Agreement is hereby amended by replacing the period at the end of this Section with a semicolon, adding thereafter the word "and".

              1.37 Section 4.21 of the Loan Agreement is hereby further amended by adding the following as subparagraph (c) thereof:

                     "(c) A loan by the Lead Borrower to Gary Friedman in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) for the purpose of buying the Lead Borrower's Preferred Stock and Common Stock, if all of the proceeds of such loan are used to pay the Lead Borrower for such stock, and the terms and conditions of such loan are pursuant to the terms and conditions previously disclosed to the Lenders."

              1.38 Section 5.6(a)(ii) of the Loan Agreement is hereby amended by replacing the colon at the end of the first line thereof with a comma, followed by the words "unless such month is the end of a fiscal quarter of the Borrowers, in which case within Forty-Five (45) days following the end of such fiscal quarter:"

              1.39 Section 5.10(c) of the Loan Agreement is hereby amended by replacing the second sentence with the following:

                     "The Collateral Agent contemplates obtaining four (4) appraisals during any twelve (12) month period, but may obtain more in the event that it deems it reasonably necessary in its discretion."

              1.40 Section 5.11(c) of the Loan Agreement is hereby amended by replacing the word "three" with the word "two", and by adding the following phrase at the end of this Section:

              "; provided, however, that the first such forecast to be delivered subsequent to the Third Amendment Date will not be due until the applicable period after the end of Fiscal Year 2001."

              1.41 Section 5.11 of the Loan Agreement is hereby further amended to add Section 5.11(e) to read in full as follows:

                     "(e) The Lead Borrower shall prepare and submit to the Administrative Agent and the Tranche B Lender: (i) a preliminary Updated Business Plan (as defined in the First Amendment) within sixty (60) days of the date on which Gary Friedman assumes his duties as the Chief Executive Officer of the Lead Borrower; and (ii) a final Updated Business Plan (as defined in the First Amendment) within ninety (90) days of the date on which Gary Friedman assumes his duties as the Chief Executive Officer of the Lead Borrower. The Updated Business Plan shall address (in addition to the items required by the definition in the First Amendment), a Lease disposition plan."

              1.42 Sections 5.12(a) and 5.12(d) of the Loan Agreement are hereby amended to read in full as follows:

                            "5.12(a) MINIMUM NET AVAILABILITY: At no time shall Borrowers suffer or permit Net Availability to be less than:

                                 (i) Five Million Dollars ($5,000,000.00) at all times during the period January 26th through December 24th; and

                                (ii)      Fifteen Million Dollars
                                          ($15,000,000.00) at all times during
                                          the period December 25th through
                                          January 25th."

                            "5.12(d)      CAPITAL EXPENDITURES:

                                      The Borrowers shall not permit or suffer to exist Consolidated Net Capital Expenditures to be more than the following maxima:

                                      (i)        For the fiscal year ending
                                                 February 2, 2002 ("FISCAL YEAR
                                                 2001"): Five Million Dollars
                                                 ($5,000,000.00).

                                      (ii)       For the fiscal year ending
                                                 February 1, 2003 ("FISCAL YEAR
                                                 2002"): Twelve Million Dollars
                                                 ($12,000,000.00) plus the
                                                 amount allowed for Fiscal Year
                                                 2001 but not expended in such
                                                 year, plus Fifty Percent (50%)
                                                 of the amount by which the
                                                 Borrowers' actual Consolidated
                                                 EBITDA for Fiscal Year 2001
                                                 exceeds Sixteen Million Dollars
                                                 ($16,000,000.00).

                                     (iii)       For the period from February 2,
                                                 2003 through June 30, 2003:
                                                 Seven Million Five Hundred
                                                 Thousand Dollars
                                                 ($7,500,000.00)."

              1.43 Sections 5.12(b) and 5.12(e) of the Loan Agreement are hereby deleted in their entirety.

              1.44 Section 6.1(a) of the Loan Agreement is hereby amended by adding the following sentence after the word "Agreement.":

              "other than the sale or disposition of Inventory pursuant to Relocation Sales."

              1.45 Section 10.14 of the Loan Agreement is hereby amended to read in full as follows:

                     "The failure, for any reason, of the Lead Borrower's chief executive officer or chief financial officer, as of the Third Amendment Date, to continue to serve in such capacity, if a replacement therefor, reasonably satisfactory to the Administrative Agent, is not identified within ninety (90) days and retained within one hundred twenty (120) days, or the failure of any such replacement to continue to serve in such capacity if a replacement therefor, not reasonably satisfactory to the Administrative Agent is not identified within ninety (90) days and retained within one hundred twenty
       (120) days."

              1.46 Section 18.1 is hereby amended by deleting the reference that begins "Orrick, Herrington & Sutcliffe, LLP" and ends with "Fax: 213-612-2499" and replacing it with the following:

                      "O'Melveny & Myers, LLP
                      400 South Hope Street
                      Los Angeles, California 90071
                      Attention:  Ben H. Logan, Esq.
                      Fax:  213-430-6407"

              1.47 Section 18.1 is hereby further amended by deleting the reference that begins "Salans Hertzfeld Heilbronn Christy & Viener" and ends with "Fax: 212-261-3037" and replacing it with the following:

                      "Morrison & Foerster, LLP
                      1290 Avenue of the Americas
                      New York, New York 10104
                      Attention:  Mark B. Joachim, Esq.
                      Fax:  212-468-7976"

              1.48 Exhibit 2.24(a) of the Loan Agreement is hereby amended as indicated in the chart below:

------------------------------------------------------------------
               Lender                  Tranche A     Tranche A
                                        Dollar       Percentage
                                       Commitment    Commitment
------------------------------------------------------------------
Fleet Capital Corporation             $48,000,000        60%
------------------------------------------------------------------
The CIT Group/Business Credit, Inc.   $32,000,000        40%
------------------------------------------------------------------
Total Revolving Credit Commitment     $80,000,000       100%
(Tranche  Loan Ceiling)
------------------------------------------------------------------

              1.49 Exhibit 4.2 of the Loan Agreement is hereby amended to add, as Affiliates, Palladin, Reservoir, and Gary Friedman.

              1.50 The Loan Agreement is hereby amended by adding Section 20.24 which reads in its entirety as follows:

              "20.24 Joint Borrower Provisions. Each Borrower represents to the Lenders that each is an integral part of a consolidated enterprise, and that each Borrower will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise that are Borrowers.

              Each Borrower is, and at all times shall be, jointly and severally liable for each and every one of the Liabilities hereunder, regardless of which Borrower requested, received, used, or directly enjoyed the benefit of the extensions of credit hereunder. All of the Collateral shall secure all of the Liabilities. Each Borrower's Liabilities are independent obligations and are absolute and unconditional. Each Borrower, to the extent permitted by law, hereby waives any defense to such Liabilities that may arise by reason of the disability or other defense or cessation of liability of any other Borrower for any reason other than payment in full. Each Borrower also waives any defense to such Liabilities that it may have as a result of any Lender's or Agent's election of or failure to exercise any right, power, or remedy, including, without limitation, the failure to proceed first against such other Borrower or any security it holds for such other Borrower's Liabilities under any Loan Document, if any. Without limiting the generality of the foregoing, each Borrower expressly waives all demands and notices whatsoever (except for any demands or notices, if any, that such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document), and agrees that the Lenders and the Agents may, without notice (except for such notice, if any, as such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document) and without releasing the liability of such Borrower, extend for the benefit of any other Borrower the time for making any payment, waive or extend the performance of any agreement or make any settlement of any agreement for the benefit of any other Borrower, and may proceed against each Borrower, directly and independently of any other Borrower, as such obligee may elect in accordance with this Agreement.

              Each Borrower acknowledges that the Liabilities of such Borrower undertaken herein or in the other Loan Documents, and the grants of security interests and liens by such Borrower to secure Liabilities of the other Borrower could be construed to consist, at least in part, of the guaranty of Liabilities of the other Borrower and, in full recognition of that fact, each Borrower consents and agrees as hereinafter set forth in the balance of this Section
20.24. The consents, waivers, and agreements of the Borrowers that are contained in the balance of this Section 20.24 are intended to deal with the suretyship aspects of the transactions evidenced by the Loan Documents (to the extent that a Borrower may be deemed a guarantor or surety for the Liabilities of another Borrower) and thus are intended to be effective and applicable only to the extent that any Borrower has agreed to answer for the Liabilities of another Borrower or has granted a lien or security interest in Collateral to secure the Liabilities of another Borrower. Conversely, the consents, waivers, and agreements of the Borrowers that are contained in the balance of this Section
20.24 shall not be applicable to the direct Liabilities of a Borrower with respect to credit extended directly to such Borrower, and shall not be applicable to security interests or liens on Collateral of a Borrower given to directly secure direct Liabilities of such Borrower where no aspect of guaranty or suretyship is involved. Each Borrower consents and agrees that the Lenders may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to such Borrower, in accordance with the terms of the Loan Documents: (a) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Liabilities or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Liabilities or any part thereof, or any of the Loan Documents or any security or guarantees granted or entered into by any Person(s) other than such Borrower, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Liabilities or any part thereof, (d) accept partial payments on the Liabilities; (e) receive and hold additional security or guarantees for the Liabilities or any part thereof, (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Lenders in their sole and absolute discretion may determine; (g) release any other Person (including, without limitation, any other Borrower) from any personal liability with respect to the Liabilities or any part thereof, (h) with respect to any Person other than such Borrower (including, without limitation, any other Borrower), settle, release on terms satisfactory to the Lenders or by operation of applicable laws or otherwise liquidate or enforce any Liabilities and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (i) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any other Borrower or any other Person, and correspondingly agree, in accordance with all applicable provisions of the Loan Documents, to the restructure of the Liabilities, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Liabilities.

              Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Collateral Agent and the Lenders may enforce the Loan Documents independently as to each Borrower and independently of any other remedy the Administrative Agent, the Collateral Agent or the Lenders at any time may have or hold in connection with the Liabilities, and it shall not be necessary for the Administrative Agent, the Collateral Agent or the Lenders to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement or any other Loan Documents. Each Borrower expressly waives any right to require the Administrative Agent, the Collateral Agent or the Lenders to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any Collateral provided by any Person, and agrees that the Administrative Agent, the Collateral Agent and the Lenders may proceed against Borrowers or any Collateral in such order as they shall determine in their sole and absolute discretion.

              The Administrative Agent, the Collateral Agent and the Lenders may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees, for itself, that the Administrative Agent, the Collateral Agent, any Lender and any other Borrower, or any Affiliate of any other Borrower (other than such Borrower itself), may deal with each other in connection with the Liabilities or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy as to such Borrower of the Loan Documents.

              The Administrative Agent's, the Collateral Agent's and the Lenders' rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Liabilities which thereafter shall be required to be restored or returned by the Administrative Agent, the Collateral Agent or the Lenders (including, without limitation, the restoration or return of any amount pursuant to a court order or judgment (whether or not final or non-appealable), or pursuant to a good faith settlement of a pending or threatened avoidance or recovery action, or pursuant to good faith compliance with a demand made by a Person believed to be entitled to pursue an avoidance or recovery action (such as a bankruptcy trustee or a Person having the avoiding powers of a bankruptcy trustee, or similar avoiding powers), and without requiring the Administrative Agent, the Collateral Agent or the Lenders to oppose or litigate avoidance or recovery demands or actions that it believes in good faith to be meritorious or worthy of settlement or compliance, or pursue or exhaust appeals), all as though such amount had not been paid. The rights of the Administrative Agent, the Collateral Agent or the Lenders created or granted herein and the enforceability of the Loan Documents at all times shall remain effective to cover the full amount of all the Liabilities even though the Liabilities, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any other Borrower and whether or not any other Borrower shall have any personal liability with respect thereto.

              To the maximum extent permitted by applicable law, each Borrower, for itself, expressly waives any and all defenses now or hereafter arising or that otherwise might be asserted by reason of (a) any disability or other defense of any other Borrower with respect to the Liabilities or with respect to the enforceability of the Collateral Agent's security interest in or Encumbrance on any collateral securing any of the Liabilities (including, without limitation, the Collateral), (b) the unenforceability or invalidity of any security or guaranty for the Liabilities or the lack of perfection or continuing perfection or failure of priority of any security for the Liabilities, (c) the cessation for any cause whatsoever of the liability of any other Borrower (other than by reason of the full payment and performance of all Liabilities), (d) any failure of the Administrative Agent or the Collateral Agent to give notice of sale or other disposition of Collateral to any other Borrower or any other Person other than such waiving Borrower, or any defect in any notice that may be given to any other Borrower for any other Person other than such waiving Borrower, in connection with any sale or disposition of any collateral securing the Liabilities or any of them (including, without limitation, the Collateral),
(e) any failure of the Administrative Agent or the Collateral Agent to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Liabilities that is owned by another Borrower or by any other Person other than such waiving Borrower, including any failure of the Administrative Agent to conduct a commercially reasonable sale or other disposition of any such collateral or other security for any Liabilities,
(f) any act or omission of the Administrative Agent or others that directly or indirectly results in or aids the discharge or release of any other Borrower, or the Liabilities of any other Borrower, or any security or guaranty therefor, by operation of law or otherwise, or (g) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation. Until such time, if any, as all of the Liabilities (other than contingent Liabilities and indemnities which survive repayment of the Loans) have been paid and performed in full and no portion of any commitment of the Lenders to any Borrower under any Loan Document remains in effect, no Borrower shall have any right of subrogation, contribution, reimbursement or indemnity, and each Borrower expressly waives any right to enforce any remedy that the Administrative Agent and the Collateral Agent now have or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by the Administrative Agent or the Collateral Agent. Except to the extent expressly provided for in any Loan Document, each Borrower expressly waives, to the maximum extent permitted by applicable law, all rights or entitlements to presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Liabilities, and all notices of acceptance of the Loan Documents or of the existence, creation or incurring of new or additional Liabilities.

              In the event that all or any part of the Liabilities at any time should be or become secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Borrower authorizes the Collateral Agent, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand except as is or may be expressly required by the terms of any Loan Document or by the provisions of any applicable law, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or non-judicial sale, without affecting or diminishing, except to the extent of the effect of the application of the proceeds realized therefrom, and except to the extent mandated by any non-waivable provision of applicable law, the Liabilities of any Borrower (other than the Liabilities of a grantor of a foreclosed deed of trust, mortgage, or other instrument, to the extent, if any, that applicable law affects or diminishes the Liabilities of such grantor), the enforceability of this Agreement or any other Loan Document, or the validity or enforceability of any remaining security interests or liens of, or for the benefit of, the Lenders, the Administrative Agent and the Collateral Agent on any Collateral.

              Each Borrower hereby agrees to keep each other Borrower fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Liabilities under the Loan Documents, and in particular as to any adverse developments with respect thereto. Each Borrower hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Borrower, and of the ability of each other Borrower to perform its Liabilities under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Borrower hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Lenders, the Administrative Agent and the Collateral Agent shall have no duty to inform any Borrower of any information pertaining to the business, affairs, finances, or financial condition of any other Borrower, or pertaining to the ability of any other Borrower to perform its Liabilities under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Borrowers to continue to be jointly and severally liable for, or to provide Collateral for, Liabilities of one or more of the other Borrowers. To the fullest extent permitted by applicable law, each Borrower hereby expressly waives any duty of the Lenders, the Administrative Agent and the Collateral Agent to inform any Borrower of any such information.

              Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, or otherwise adversely affect rights that Borrowers otherwise may have against other Borrowers, Lenders, the Administrative Agent, the Collateral Agent, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable. If any of the waivers or consents herein is determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law."

                                   ARTICLE II
                              ADDITIONAL AGREEMENTS

              2.1 The "ADDITIONAL AVAILABILITY RESERVE" (as defined in the Second Amendment) established in the First Amendment and Second Amendment is hereby released.

              2.2 Notwithstanding the release of the Additional Availability Reserve, the Parties acknowledge the Collateral Agent's right to establish Availability Reserves as set forth in the definition of "AVAILABILITY RESERVES" in the Loan Agreement and the other terms and conditions of the Loan Agreement. Nothing herein shall limit the Collateral Agent's right to establish Availability Reserves as set forth in the Loan Agreement.

              2.3 Borrowers shall pay on the Third Amendment Date, the following fees (the "RESTRUCTURING FEES"):

                            A. $200,000 to the Administrative Agent, for the Pro
              Rata benefit of the Tranche A Lenders; and

                            B. $50,000 to the Tranche B Lender.

              2.4 RELEASE. THE BORROWERS, THEIR SUBSIDIARIES AND THE GUARANTOR, JOINTLY AND SEVERALLY, FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, EACH HEREBY ACKNOWLEDGE THAT NONE OF THE BORROWERS, THEIR SUBSIDIARIES OR THE GUARANTOR, JOINTLY AND SEVERALLY, FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, HAS ANY DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF BORROWERS', THEIR SUBSIDIARIES' OR THE GUARANTOR'S LIABILITY TO PAY THE OBLIGATIONS PROVIDED IN THE LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ANY AGENT OR ANY LENDER. EACH OF THE BORROWERS, THEIR SUBSIDIARIES, AND THE GUARANTOR JOINTLY AND SEVERALLY, FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY REMISES, ACQUITS, AND FULLY AND FOREVER RELEASES AND

DISCHARGES EACH AGENT AND EACH LENDER AND ALL AFFILIATES AND SUBSIDIARIES OF EACH AGENT AND EACH LENDER, THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, PRINCIPALS, DIRECTORS AND SHAREHOLDERS, AND THEIR RESPECTIVE HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "RELEASED LENDER PARTIES") FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, OBLIGATIONS, REMEDIES, SUITS, DAMAGES AND LIABILITIES (COLLECTIVELY, THE "BORROWER CLAIMS") OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN, SUSPECTED OR CLAIMED, WHETHER ARISING UNDER COMMON LAW, IN EQUITY OR UNDER STATUTE, WHICH THE BORROWERS, THEIR SUBSIDIARIES, AND THE GUARANTOR, JOINTLY AND SEVERALLY, FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS EVER HAD OR NOW HAVE AGAINST THE RELEASED LENDER PARTIES WHICH MAY HAVE ARISEN AT ANY TIME ON OR PRIOR TO THE DATE OF THIS AGREEMENT AND WHICH WERE IN ANY MANNER RELATED TO THIS AGREEMENT, OR ANY OTHER "LOAN DOCUMENTS," OF THE BORROWERS, THEIR SUBSIDIARIES AND THE GUARANTOR, JOINTLY AND SEVERALLY, FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS COVENANT AND AGREE NEVER TO COMMENCE, VOLUNTARILY OR IN ANY OTHER WAY, PROSECUTE OR CAUSE TO BE COMMENCED OR PROSECUTED AGAINST ANY OF THE RELEASED LENDER PARTIES ANY ACTION OR OTHER PROCEEDING BASED UPON ANY OF THE BORROWER CLAIMS WHICH MAY HAVE ARISEN AT ANY TIME ON OR PRIOR TO THE DATE OF THIS AGREEMENT AND WERE IN ANY MANNER RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS ASSOCIATED THEREWITH.

              2.5 Waiver of Civil Code Section 1542. To the extent that the foregoing release is a release as to which Section 1542 of the California Civil Code or similar provisions of other applicable law applies, it is the intention of each of the signatories hereto that the foregoing release shall be effective as a bar to any and all causes of action of whatsoever character, nature and kind, known or unknown, suspected or unsuspected, herein and above specified to be so barred. In furtherance of this intention, the Borrowers and the Guarantor hereby expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code or similar provisions of other applicable law, and acknowledge that Section 1542 of the California Civil Code provides:

              A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

              2.6 The Borrowers shall promptly execute and deliver an agreement with respect to Discovery Card (and any other credit card clearinghouses processing the Credit Card Receivables of the Borrowers or the Guarantor) satisfying the requirements of Section 7.2(b) and otherwise satisfactory in form and substance to the Collateral Agent.

              2.7 The First Amendment is hereby amended by deleting Sections 1(a) and 2 thereof.

              2.8 The Second Amendment is hereby amended by providing that the desktop appraisals for Priority Leases shall be delivered at the times provided for Non-Priority Leases and by deleting the requirement for delivery of Lease Plans.

              2.9 The Lenders hereby consent to the Equity Transaction.

                                   ARTICLE III
                         CONFIRMATION OF LOAN DOCUMENTS

              3.1 Each Party, by its execution and delivery of this Agreement, irrevocably and unconditionally ratifies and confirms that it consents to the terms and conditions of the Loan Agreement as it has been amended by this Agreement and that each Loan Document to which such Party is a party shall continue in full force and effect in accordance with its terms, as it has been amended on the date hereof, and is and shall continue to be applicable to all of the Party's obligations.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

              This Agreement shall become effective upon satisfaction of the following conditions:

              4.1 The execution and delivery of counterparts hereof by the Borrowers, the Guarantor, the Tranche A Lenders, the Tranche B Lender, the Tranche C Lenders (other than Clyde Street Investments, LLC), the Collateral Agent, the Administrative Agent and Co-Administrative Agent.

              4.2 Execution of a definitive employment agreement for the position of Chief Executive Officer of the Lead Borrower, by and between the Lead Borrower and Gary Friedman, on terms previously disclosed to the Lenders.

              4.3 The Lead Borrower shall have received cash proceeds of at least Fourteen Million Dollars ($14,000,000.00), net of closing and transaction fees and costs, from the Equity Transaction.

              4.4 The Borrowers shall have paid the Restructuring Fees.

              4.5 The Borrowers shall have paid counsel to the Administrative Agent, counsel to the Collateral Agent, and counsel to each Lender all fees charged, and costs and expenses incurred, by such counsel in connection with the transactions contemplated by this Agreement and in connection with the Loan Documents.

              4.6 The Administrative Agent and the Tranche B Lender shall have received: (a) reasonable and customary opinions of counsel to the Lead Borrower pertaining to the transactions contemplated by this Agreement, which opinions are satisfactory to the

Administrative Agent and the Tranche B Lender in their sole discretion in all respects; and (b) such corporate resolutions, certificates and other documents as the Administrative Agent and the Tranche B Lender shall reasonably request.

              4.7 There are no material misstatements in or omissions from the materials previously furnished to the Administrative Agent or any Lender for its review. The Administrative Agent and the Tranche B Lender are satisfied, in their sole discretion in all respects, that each and every all financial statement delivered to either or both of them fairly present the business and financial condition of the Borrowers and their subsidiaries, and that there has been no Material Adverse Change.

              4.8 Neither the Borrowers nor their Subsidiaries shall be in default of any contract or agreement, or any material provision thereof, to which they individually or collectively are a party.

              4.9 No material changes in governmental regulations or policies have occurred which affect, or have the potential to affect, the Borrowers, the Administrative Agent, or any Lender involved in this transaction.

              4.10 The pledge by the Lead Borrower of its stock in the Guarantor shall be amended so that such pledge grants a lien on 100% of the issued and outstanding stock of the Guarantor.

              4.11 The Lead Borrower shall have delivered to the Collateral Agent stock certificates constituting 100% of the issued and outstanding stock of the Guarantor.

              4.12 The Administrative Agent shall have received such other documents as it, the Lenders or any of their counsel shall reasonably deem necessary.

              4.13 The Tranche C Lenders shall have received Two Million Dollars ($2,000,000.00) as a Tranche C Debt Payment and the Lead Borrower and the Tranche C Lenders shall have executed and delivered an amendment to the Warrant Agreement.

                                    ARTICLE V
                                  MISCELLANEOUS

              5.1 Each Borrower and the Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Loan Agreement, as amended by this Agreement and, after giving effect to the transactions contemplated herein, all such representations and warranties shall be true and correct in all material respects on and as of the date hereof (except insofar as such representations and warranties expressly relate to an earlier date).

              5.2 Each Borrower and the Guarantor warrants and represents (which warranty and representation shall survive the execution and delivery hereof) that:

              (a) It has the corporate power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery, and performance of this Agreement and the transactions contemplated hereby;

              (b) No consent of any other person (including, without limitation, its shareholders or creditors), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Agreement;

              (c) The execution, delivery and performance of this Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation; and

              (d) This Agreement has been duly executed and delivered by a duly authorized officer, and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity.

              5.3 The Loan Documents, subject to the foregoing terms and conditions provided by this Agreement, constitute the complete agreement of the Parties with respect to the subject matters referred to herein and supersede all prior or contemporaneous negotiations, promises, agreements, or representations, all of which have become merged and finally integrated into the Loan Documents and this Agreement. No agreements or undertakings varying, modifying, amending, extending, discharging or terminating the same shall be binding upon any Party unless in writing signed by a duly authorized official or agent thereof. No waiver by any Party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

              5.4 Each Borrower agrees to pay, on demand, all attorneys' fees and costs incurred in connection with the negotiation, documentation, and execution of this Agreement. If any legal action or proceeding shall be commenced at any time by any Party in connection with its interpretation or enforcement, the prevailing Party or Parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing Party or Parties may be entitled. Each of the Parties waives its right to a trial by jury in any action to enforce, defend, or interpret, or otherwise concerning this Agreement.

              5.5 Except as herein expressly amended, the Loan Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

              5.6 This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by and construed under the laws of the Commonwealth of Massachusetts and shall inure to the benefit of and binding upon the successors, heirs and assigns of the Parties.

              5.7 All references to the Loan Agreement contained in the Loan Agreement and the other Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean the Loan Agreement, as amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

              5.8 This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

              5.9 Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  (remainder of page intentionally left blank)

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RESTORATION HARDWARE, INC.                   THE MICHAELS FURNITURE COMPANY, INC. (a
(the "Lead Borrower" and a "Borrower")       "Borrower")

By: /s/ Walter Parks                          By: /s/ Walter Parks
   --------------------------------              ------------------------------------

Name:                                        Name:
     ------------------------------                ----------------------------------

Title: EVP - CAO                             Title:  EVP - CAO
     -----------------------------                ----------------------------


RESTORATION HARDWARE CANADA, INCORPORATED    THE CIT GROUP/BUSINESS CREDIT,INC.
(the "Guarantor")                            (the "Co-Administrative Agent")

By: /s/ Walter Parks                          By:  /s/ Jeff Chu
----------------------                        ----------------------------------

Name:                                         Name:
    ---------------------                         ------------------------------

Title:  EVP-CAO                               Title:  AVP
       --------------------                           --------------------------

FLEET CAPITAL CORPORATION                    FLEET CAPITAL CORPORATION
(the "Administrative Agent")                 (a "Collateral Agent")

By: /s/Matt R. Van Steenhuyse                By: /s/ Matt R. Van Steenhuyse
   --------------------------------              ------------------------------------

Name:                                        Name:
     ------------------------------                ----------------------------------

Title: SVP                                      Title: SVP
      -----------------------------                ----------------------------------


FLEET RETAIL FINANCE INC.
(a "Collateral Agent")

By:  /s/ Michael L. Pretep
     ------------------------

Name:
     ------------------------

Title: Managing Director
       -----------------------



      Signature Pages to Amendment No. 3 to the Sixth Amended and Restated
                           Loan and Security Agreement

FLEET CAPITAL CORPORATION                    THE CIT GROUP/BUSINESS CREDIT, INC.
(a "Tranche A Lender")                       (a "Tranche A Lender")

By: /s/ Matt R. Van Steenhuyse               By: /s/ Jeff Chu
   --------------------------------              ------------------------------------

Name:                                        Name:
     ------------------------------                ----------------------------------

Title: SVP                                      Title:  AVP
      -----------------------------                ----------------------------------


BACK BAY CAPITAL FUNDING, LLC                ENHANCED RETAIL FUNDING, LLC
(the "Tranche B Lender")                     (a "Tranche C Lender")

By: /s/ Kristan O'Connor                     By: /s/ Art P. Goroster
   --------------------------------              ------------------------------------

Name:                                        Name:
     ------------------------------                ----------------------------------

Title: Director                              Title: CFO-MGR
      -----------------------------                ----------------------------------


GOLDMAN SACHS CREDIT PARTNERS, LP
(a "Tranche C Lender")

By: /s/ Mark Denatale
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------


      Signature Pages to Amendment No. 3 to the Sixth Amended and Restated
                           Loan and Security Agreement


                                      S-2